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                                                                    EXHIBIT 10.9


               THIRD AMENDED AND MODIFIED OFFICE LEASE AGREEMENT


      THIRD AMENDED AND MODIFIED OFFICE LEASE AGREEMENT made as of the 13th day of September 2004 between FIRST STAMFORD PLACE L.L.C., a Delaware limited liability company, and MERRIFIELD FIRST STAMFORD L.L.C., a Connecticut limited liability company, each with an office c/o W&M Properties of Connecticut, Inc., One Station Place, Stamford, Connecticut 06902 (collectively, "Landlord"); and ODYSSEY AMERICA REINSURANCE CORPORATION a Delaware corporation with an address at 300 First Stamford Place, Suite __ Stamford, Connecticut 06902 ("Tenant").

                                   WITNESSETH:

      Landlord and Tenant are, respectively, the successors-in-interest to First Stamford Place Company, as landlord, and TIG Insurance Company, as tenant, under that certain Lease Agreement dated as of December 2, 1996, which Lease Agreement has been amended by that certain 1ST Amendment of Office Lease dated June 6, 1997 and that certain Second Amendment of Office Lease Agreement dated as of October 29, 1999, each between FSPC and TIG.

      Pursuant to a letter agreement dated May 3, 2001 from TIG to W&M Properties of Connecticut, Inc., the managing agent of the Complex, TIG agreed to remain liable under the Lease following the assignment thereof by TIG to Tenant.

      The term of the Current Odyssey Lease expires on September 30, 2007 unless sooner terminated pursuant to its terms or pursuant to law.

      First Stamford Place L.L.C. and Fairfax First Stamford L.L.C. purchased the First Stamford Place Condominium and hold fee simple title thereto as tenants in common. Such condominium was established pursuant to that certain Declaration of Condominium recorded in Book 2527 at page 219 et seq. of the Stamford Land Records. FFS has leased its tenancy in common interest to Merrifield First Stamford L.L.C. pursuant to the Master Lease. Pursuant to the Master Lease, Merrifield First Stamford L.L.C. acquired, inter alia, the rights of FFS for the term of the Master Lease to lease (sublet) space in the Complex and to collect rent from the space tenants thereof.

      Landlord and Tenant have agreed that until September 30, 2007, Tenant's occupancy of the Premises (as demised under the Current Odyssey Lease) shall be governed by the terms of the Current Odyssey Lease without regard to the terms of this Third Amended and Modified Office Lease Agreement, (except that Articles 4, 5, 6, 8, 9, 10 and 11 shall apply from and after the date hereof), and that from and after October 1, 2007, Tenant's occupancy of the Premises shall be governed by the Current Odyssey Lease and all of the terms of this Third Amended and Modified Office Lease Agreement. Landlord and Tenant desire to modify the Current Odyssey Lease to provide for an extension of the term thereof, up to two
(2) additional renewal options for Tenant, and other matters, all as hereinafter set forth.

      To reflect the foregoing, Landlord and Tenant now desire to execute this Third Amended and Modified Office Lease Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Landlord and Tenant agree, as follows:

      1. DEFINITIONS.


1.01  The following terms have the meanings specified:

      (a) "Brokers" means W&M Properties of Connecticut, Inc. and CB Richard Ellis.

      (b) "Building Business Hours" means 7:00 a.m. to 6:00 p.m. on all days prescribed in Section 1.3(b) of the Current Odyssey Lease.

      (c) "Contractor" means W&M Construction Corp.

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      (d) "Current Odyssey Lease" means that certain Lease Agreement between
First Stamford Place Company, as landlord, and TIG Insurance Company, as tenant, under that certain Lease Agreement dated as of December 2, 1996, which Lease Agreement has been amended by that certain 1 ST Amendment of Office Lease dated June 6, 1997 and that certain Second Amendment of Office Lease Agreement dated as of October 29, 1999, each between FSPC and TIG.

      (e) "Expansion Premises" means that portion of the five thousand (5,000) rentable square feet (shown on Exhibit A-5 hereto) selected by Tenant to lease pursuant to the Right of First Offer (as hereinafter provided in Article 6).

      (f) "Extension Term" has the meaning attributed to it in Section 3.01 of this Third Amended and Modified Office Lease Agreement.

      (g) "Extension Term Commencement Date" means October 1, 2007.

      (h) "Fair Market Rental Value" means the rent that a landlord would be willing to accept and a tenant would be willing to pay for the Premises (as then constituted) for each year of the relevant Option Renewal Term unencumbered by the Lease upon then customary terms for comparable premises in the Market Area, taking into account (1) that the Premises are to be leased in their "as is" condition, (2) that rent shall commence as of the first day of the relevant Option Renewal Term, and (3) the actual costs incurred by Landlord in respect of such renewal.

      (i) "FFS" means Fairfax First Stamford L.L.C.

      (j) "Final Base Rent" means the product that results from multiplying (i) the Base Rent and all Additional Rent payable by Tenant during the last month of the Extension Term or the first Option Renewal Term, as the case may be, by (ii) 12.

      (k) "FSP" means First Stamford Place L.L.C.

      (1) "FSPC" mean First Stamford Place Company.

      (m) "Generator Space" means that portion of the south side of the B-2 level of the parking garage serving the Complex shown on Exhibit B hereto.

      (n) "Guarantor" means Odyssey Re Holdings Corp.

      (o) "Initial Term" means the term of years for which the Premises have been and shall be leased pursuant to the Current Odyssey Lease, expiring on September 30, 2007.

      (p) "Landlord's Building 300 Address" Landlord's General Address.

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      (q) "Landlord's General Address" means Landlord in care of W&M Properties of Connecticut, Inc., Metro Center, One Station Place, Stamford, Connecticut 06902.

      (r) "Landlord's Work" means the work described on Exhibit C hereto.

      (s) "Lease" means the Current Odyssey Lease as amended and modified by this Third Amended and Modified Office Lease Agreement.

      (t) "Market Area" means the central business district of Stamford, Connecticut, including, the Complex, the office building known as Metro Center (located at One Station Place) and any first class office building adjacent thereto.

      (u) "Master Lease" means that certain lease between FFS and Merrifield First Stamford L.L.C., dated January 19, 2001, a memorandum of which was recorded on January 24, 2001 in Volume 5678 Page 127 et seq. of the Stamford Land Records.

      (v) "Premises" means the entire sixth (6th) floor of Building 300 (as shown on Exhibit A-1 hereto), the entire seventh (7th) floor of Building 300 (as shown on Exhibit A-2 hereto), and five thousand eighty-seven (5,087) rentable square feet on the fifth (5th) floor of Building 300 (as shown on Exhibit A-3 hereto), comprising one hundred one thousand six hundred nineteen (101,619) rentable square feet.

      (w) "Option Renewal Terms" has the meaning attributed to it in Section
7.01 of this Third Amended and Modified Office Lease Agreement.

      (x) "Renewal Options" means the rights granted to Tenant pursuant to
Section 7.01 of this Third Amended and Modified Office Lease Agreement to renew the Term of the Lease in accord with Article 7 hereof.

      (y) "Right of First Offer" means the right granted to Tenant in Section
6.01 of this Third Amendment of Lease to lease the Expansion Premises.

      (z) "Swing Space" means that portion of the third (3rd) floor of Building 300 as shown on Exhibit A-4(a) hereto.

      (aa) "Swing Space Alternative" means that portion of the fourth (4th) floor of Building 300 as shown on Exhibit A-4(b) hereto).

      (bb) "Tenant's Work" means the work to be performed by Tenant to reconfigure the Premises pursuant to plans to be approved by Landlord and Tenant.

      (cc) "Tenant's Work Allowance" means three million forty-eight thousand five hundred seventy and no/100 ($3,048,570.00) dollars.

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      (dd) "Term" means the Initial Term, the Extension Term, and each of the
Option Renewal Terms for which the Lease, is renewed pursuant to the Renewal Options.

      (ee) "TIG" means TIG Insurance Company.

            1.02 Terms defined in the preamble and WITNESSETH paragraphs of this Third Amended and Modified Office Lease Agreement and used in the body hereof shall have the meanings ascribed to them in such paragraphs.

            1.03. Capitalized terms used in this Third Amended and Modified Office Lease Agreement and not otherwise defined herein have the meanings attributed to them in the Current Odyssey Lease. References to articles, sections, and paragraphs of the Current Odyssey Lease, unless otherwise specified herein, are references to the articles, sections, and paragraphs of the Lease Agreement dated December 2, 1996. The words "hereby," "herein," "hereof," and "hereto" (and variants of such words) are deemed references to this Third Amended and Modified Office Lease Agreement as a whole and not merely to the article, section, or paragraph in which such word is used.

            1.04 Wherever appropriate in this Third Amended and Modified Office Lease Agreement, personal pronouns shall be deemed to include the other genders and the singular or plural of any defined term or other word shall, as the context may require, be deemed to include, as the case may be, either the singular or the plural. All Article, Section, Schedule and Exhibit references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles, Sections Schedules and Exhibits of this Third Amended and Modified Office Lease Agreement.

      2. RATIFICATION OF THE CURRENT ODYSSEY LEASE.

            2.01 Landlord and Tenant agree that the Current Odyssey Lease is amended by this Third Amended and Modified Office Lease Agreement, that it shall continue in full force and effect pursuant to its terms, except as amended hereby, and that the Lease constitutes their duly authorized act and deed and the same is hereby ratified and confirmed.

            2.02 By executing this Third Amended and Modified Office Lease Agreement TIG hereby agrees that notwithstanding the execution and delivery of this Third Amended and Modified Office Lease Agreement and the additional obligations being undertaken by Tenant from and after the date hereof, TIG shall continue liable under the Current Odyssey Lease according to its tenor as of the date immediately prior to the execution hereof through and including the expiration of the Initial Term and all obligations thereunder intended to survive such expiration date shall so survive.

      3. EXTENSION TERM.

            3.01 The Term of the Current Odyssey Lease is extended and Landlord hereby demises and Tenant hereby hires the Premises pursuant to the terms of the Lease, for the period to commence on the Extension Term Commencement Date and expire on September 30, 2022 (herein called the "Extension Term") unless sooner terminated as provided in the Lease or by law.

            3.02 The Premises shall be accepted by Tenant in their "as is" condition upon the Extension Term Commencement Date and the terms of Article 5 of the Lease shall apply with respect to Tenant's acceptance of the Premises on such date.

            3.03 The following provisions of this Section 3.03 shall be effective as of (and not before) the Extension Term Commencement Date and for the duration of the Extension Term.

                  (a) BASE RENT. Base Rent during the Extension Term shall be as follows and shall be payable throughout the Extension Term in accordance with the terms of Section 4.1 of the Current Odyssey Lease at the Landlord's General Address or such other place as Landlord may from time to time specify in a notice to Tenant:

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                        (1) for the period from the Extension Term Commencement
Date through and until September 30, 2010: three million one hundred forty thousand twenty-seven and 10/100 {$3,140,027.10) dollars ($30.90 per rentable square foot) per annum;

                        (2) for the period from October 1, 2010 through and until September 30, 2013: three million three hundred sixty-eight thousand six hundred sixty-nine and 85/100 ($3,368,669.85) dollars ($33.15 per rentable square foot) per annum;

                        (3) for the period from October 1, 2013 through and until September 30, 2016: three million six hundred two thousand three hundred ninety-three and 55/100 ($3,602,393.55) dollars ($35.45 per rentable square foot) per annum;

                        (4) for the period from October 1, 2016 through and until September 30, 2019: three million nine hundred fifty-eight thousand sixty and 05/100 ($3,958,060.05) dollars ($38.95 per rentable square foot) per annum; and

                        (5) for the period from October 1, 2019 through and until September 30, 2022: four million three hundred sixty-four thousand five hundred thirty-six and 05/100 ($4,364,536.05) dollars ($42.95 per rentable square foot) per annum.


                  (b) ADDITIONAL RENT. Section 4.2 of the Current Odyssey Lease is amended, as follows

                        (1) (i) "Base Year" as used therein shall mean the twelve (12) months commencing on the Extension Term Commencement Date and ending on September 30, 2008;

                              (ii) "Fiscal Year" as used therein shall mean each
twelve (12) month period October 1 and ending on the subsequent September 30.

                              (iii) "Building 300 Share" as used therein shall
mean thirty-three and 327/1000 (33.327%) percent.


                        (2) All references therein to a "respective Building" or "respective Building's share" shall be deemed to be references only to Building 300.

                        (3) Notwithstanding anything to the contrary in Section
4.02 of the Lease, if Building 300 shall not be fully leased throughout any Fiscal Year, then Building 300 Expenses for such Fiscal year shall be the amount of the actual Expenses for such Fiscal Year as recomputed by Landlord to reflect the Expenses that would have been imposed during such Fiscal Year had Building 300 been fully leased during that period. Landlord's determination of the Expenses that would have been incurred during any Fiscal Year had Building 300 been fully leased shall be presumptively correct. Any such computation shall be deemed conclusive and binding upon Tenant unless it shall dispute such computation within thirty (30) days after receipt of notice of Landlord's computation by giving Landlord notice of such dispute, which notice shall specify in reasonable detail the reasons for such dispute. If Tenant shall dispute any such computation, then pending the resolution of such dispute, Tenant shall pay the Additional Rent computed by Landlord. If Landlord shall be found to have overcharged Tenant any such Additional Rent, the amount of such overcharge shall be credited against the installments of Additional Rent on account of Additional Building 300 Expenses next coming due until such overcharge has been fully amortized. If there shall be insufficient installments of such Additional Rent remaining in the Extension Term (or any Option Renewal Term the Renewal Option for which has been exercised), then the remaining amount of such overcharge shall be reimbursed to Tenant within thirty (30) days following the expiration of the Term

                        (4) Notwithstanding anything to the contrary in the Lease, to the extent that any increase in Building 300 Taxes can be attributed (as evidenced by official records of the City of Stamford taxing authority) exclusively to a sale or mortgaging of, or capital improvement (other than a capital improvement made for the benefit of Tenant or Building 300 as a whole as distinguished for the benefit of any other single tenant) to Building 300, that portion of Building 300 Taxes so attributable to a sale, mortgage or capital improvement shall not be included in the Taxes for any Fiscal Year commencing subsequent to such sale, mortgaging or completion of such capital improvement in making any computation under this paragraph (b) until the Building is re-assessed in conjunction with the next following general reassessment of the grand list of properties in the City of Stamford.

      4. ALTERATIONS AND IMPROVEMENTS.

            4.01 During the Term of the Lease, Landlord shall make the Generator Space available to Tenant for the purpose of Tenant's installing, replacing, and operating, at Tenant's sole cost and expense, a 300 kilowatt generator and a 450-gallon fuel tank to provide fuel for such generator, as well as access to fresh air for exhaust and ventilation at the southeast corner entrance to the B-1 level of the garage beneath Building 300, all in accordance with the following terms:

                  (a) Prior to installing the generator, fuel tank and any and all other conduit, fans, cabling, wiring and other equipment for the operation of the generator, Tenant shall (i) submit Tenant's plans and specifications therefor to Landlord for approval, which approval shall not be unreasonably withheld, delayed, or conditioned, (ii) obtain all required governmental permits and approvals therefor (and deliver copies of such permits and approvals to Landlord), and (iii) obtain and maintain the insurance specified in Exhibit I hereto to cover incidents and events arising out of the installation and operation of the generator and its incidental equipment. Tenant shall repair all damage to the Complex occasioned by the installation, maintenance, repair and/or operation of the generator and all other conduit, fans, cabling, wiring and other equipment for the operation of the generator.

                  (b) Tenant shall install and perform any construction required in connection with the generator and all other conduit, fans, cabling, wiring and other equipment for the operation of the generator in a first class workman-like fashion in accordance with Tenant's plans and specifications approved by Landlord.

                  (c) Tenant shall operate and maintain the generator and all other conduit, fans, cabling, wiring and other equipment for the operation of the generator in accordance with all applicable governmental rules and regulations including, without limitation, OSHA regulations.

                  (d) The operation of the generator shall not cause interference with the electrical and electronic appliances, equipment, communications systems, computers and other apparatus used in the Complex to the extent that such interference impairs the use and operation of such appliances, equipment, communications systems, computers and other apparatus in accordance with their design and performance specifications.

                  (e) Tenant shall (i) obtain and maintain all required governmental certificates, sign-offs, and permits for the use of the generator and fuel tank, (ii) conduct on a timely basis all required inspections of the generator and fuel tank in accordance with law and recommendations of Landlord's insurance underwriter, and (iii) maintain the generator, fuel tank and all other conduit, fans, cabling, wiring and other equipment for the operation of the generator in safe and good working order and repair, complying with the highest industry standards for the same.

                  (f) Tenant shall indemnify and hold Landlord and its managing agent harmless against all claims, damages, and other liabilities (including, without limitation, legal fees, fines, penalties, clean-up and remediation costs) incurred by Landlord due to the existence or operation of the generator and the fuel tank.

                  (g) In addition to any other insurance required to be maintained by Tenant pursuant to the Lease, Tenant shall maintain during the Term an environmental pollution liability insurance policy (on an occurrence basis) in a coverage amount of not less than five million and no/100 ($5,000,000.00) dollars for the benefit of Landlord and its managing agent to indemnify and hold Landlord and its managing agent harmless against any liability they may incur for damages or injury to person or property, fines and penalties, legal fees, and clean-up and environmental remediation costs that may arise by reason of the installation or operation of the generator and fuel tank and the storage, consumption, delivery and removal of fuel thereat.

                  (h) Tenant shall pay to Landlord within twenty (20) days after demand therefor, such portion of Landlord's insurance premiums that exceed the premiums that Landlord would otherwise pay but for the existence, use and operation of the generator and fuel tank.

                  (i) Tenant shall employ only such architects, engineers and other consultants as the Landlord may reasonably approve in connection with Tenant's Work and any work to be performed under Section 4.02. Landlord consents to the retention of Edwards & Zuck P.C. as engineers and Kimmerle Associates as architect.

                  (j) Tenant's obligations under this Section 4.01 shall survive the expiration or sooner termination of the Term.

                  (k) Landlord shall provide Tenant with unobstructed, secure shaft space to run (in common with others) cabling from the aforesaid generator adequate to provide power to the Premises at the rated capacity of 300 kilowatts.

            4.02 During the Term, Landlord shall make available to Tenant sufficient space on the roof (at a location or locations reasonably satisfactory to Landlord and Tenant) for the installation of satellite antennae (but sufficient for at least two (2) such antennae, each not more than eighteen (18") inches in diameter) and supporting apparatus and wiring for use in Tenant's business.

                  (a) Prior to installing the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae, Tenant shall (i) submit Tenant's plans and specifications therefore to Landlord for approval, which approval shall not be unreasonably withheld, delayed, or conditioned, (ii) obtain all required governmental permits and approvals therefore, including, without limitation, FCC approvals, (and deliver copies of such permits and approvals to Landlord). Tenant shall obtain and maintain the insurance specified in Exhibit I hereto to cover incidents and events arising out of the installation and operation of the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae. Tenant shall repair all damage to Building 300 occasioned by the installation, maintenance, repair and/or operation of the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae.

                  (b) Tenant shall install and perform any construction required in connection with the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae in a first class workman-like fashion in accordance with Tenant's plans and specifications approved by Landlord. No such installation shall void or otherwise impair the enforceability of any roofing bond or warranty.

                  (c) Tenant shall operate and maintain the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae in accordance with all applicable governmental rules and regulations including, without limitation, all FCC and OSHA rules and regulations.

                  (d) The operation of the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae shall not cause interference with any of the electrical and electronic appliances, equipment, communications systems, computers and other apparatus used in the Complex to the extent that such interference impairs the use and operation of such appliances, equipment, communications systems, computers and other apparatus in accordance with their design and performance specifications.

                  (e) Tenant shall (i) obtain and maintain all required governmental permits for the use of the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae and (ii) maintain the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae in safe and good order and repair, complying with the highest industry standards for the same.

                  (f) Tenant shall indemnify and hold Landlord and its managing agent harmless against all claims, damages, and other liabilities (including, without limitation, legal fees, fines, penalties, legal fees, clean-up and restoration costs) incurred by Landlord due to existence or operation of the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae.

                  (g) Tenant shall pay to Landlord within twenty (20) days after demand therefor, such portion of Landlord's insurance premiums that exceed the premiums that Landlord would otherwise pay but for the existence, use and operation of the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae.

                  (h) Upon the expiration or sooner termination of the Term, Tenant shall not be required to remove the satellite antennae and any and all other conduit, cabling, wiring and other apparatus for the operation of the antennae but if it shall do so, it shall repair any damages to the Complex occasioned thereby.

                  (i) Tenant's obligations under this Section 4.02 shall survive the expiration or sooner termination of the Term.

            4.03 (a) Landlord shall complete each item of Landlord's Work in a first class workman-like fashion in accordance with all applicable governmental rules and regulations on or before the dates specified in Exhibit C. Landlord shall perform Landlord's Work in accordance, in its reasonable judgment, with sound construction practice, taking into account that Tenant shall be performing all or a portion of Tenant's Work contemporaneously with Landlord's Work. Landlord shall not be liable or bear any responsibility for any delay or interference with the performance of Tenant's Work by reason of Landlord's performance of Landlord's Work.

                  (b) Tenant acknowledges that some or all of Landlord's Work shall be performed while Tenant is occupying and using portions of the Premises in which Landlord shall be doing work. Tenant agrees to cooperate with Landlord to make such areas of the Premises as may be needed for the performance of such work available at times convenient to Landlord. The performance of Landlord's Work shall not constitute grounds for or constitute an actual or constructive eviction of Tenant from any part of the Premises. Landlord shall not be liable or responsible for any interference with Tenant's business or inconvenience suffered by Tenant occasioned by Landlord's Work and in no event shall Landlord be liable or responsible for any lost profit or other consequential, punitive or special damages as a result of its performance of Landlord's Work. Landlord shall use commercially reasonable diligence in performing Landlord's Work to minimize interference with Tenant's enjoyment of the Premises. Landlord and Tenant shall attempt to coordinate the performance of Landlord's Work with Tenant's temporary relocation of personnel to the Swing Space or Swing Space Alternative, as the case may be.

            4.04  Tenant shall perform Tenant's Work in accordance with Section
9.02 of the Lease, subject, however to the following terms:

                  (a) Tenant shall retain Contractor as general contractor to perform Tenant's Work.

                  (b) Tenant shall provide to Landlord for its review and approval detailed final architectural plans and detailed final engineering plans suitable (i) for filing with the applicable governmental agency having jurisdiction of Building 300 for issuance of a building permit and (ii) for construction of the changes, additions and improvements comprising Tenant's Work. Landlord's approval shall not be unreasonably withheld, delayed, or conditioned.

                  (c) Tenant's plans shall provide for installations and work performed in accordance with and based on and compatible with the base building systems consistent with any design, construction and equipment of Building 300 and in conformity with its standards. Landlord shall review such plans within ten (10) business days after receipt thereof and upon approval of the same and shall submit them to Contractor for pricing. If Tenant's plans are not approved, Landlord shall so inform Tenant and provide reasonable detail the reasons for not approving such plans. Within five (5) business days after notification of Landlord's failure to approve Tenant's plans, Tenant shall cause them to be appropriately revised to satisfy Landlord's objections to them and any changes required by any governmental department having jurisdiction of Building 300. Tenant agrees to be responsible for and to pay all costs for the performance of Tenant's Work in excess of the Tenant's Work Allowance.

                  (d) The costs of the performance of Tenant's Work shall include without limitation, the costs of labor, materials and general conditions (including, without limitation, permit and inspection fees, rubbish removal, insurance, carting, power and light, fire watch when applicable, security and other costs customarily deemed to be general conditions) and up to ten (10%) percent of architects' and engineers' fees for Tenant's Work actually performed on the Premises. In addition, Tenant shall pay Contractor a fee equal to twelve percent (12%) of the cost of such work for the Contractor's overhead, the general conditions and Contractor's profit. Notwithstanding the foregoing, for the sole purpose of computing such twelve percent (12%) fee, the price paid for the physical equipment or apparatus comprising of the aforesaid generator, fuel tank, the 38 ton dry cooler or two 25 ton dry coolers (hereinafter referred to), any pre-action fire protection system, and any uninterrupted power supply system
(UPS) to be installed to service the Premises purchased with moneys from Tenant's Work Allowance shall not be included in the costs of Tenant's Work. Tenant's payment for the costs of Tenant's Work to be borne by it shall be paid as work progresses based on the percentage completed and shall be paid within twenty (20) days after demand therefor, accompanied by Contractor's certification of the work completed and a reasonably detailed schedule of the items (and costs therefor) towards which payment is being allocated. Upon the 38 ton dry cooler or either of the 25 ton dry coolers becoming operational, Tenant shall cease to be entitled to use of the 17.25 tons of condenser water that it is entitled, as of the date hereof, to utilize in common with others in Building 300. Landlord shall thereafter endeavor to make available to Tenant on a "first call" basis (i.e., subject to availability based on usage by other tenants) up to five (5) tons of such condenser water during the cooling season as requested after reasonable notice and at a reasonable fee (as determined by Landlord from time to time) to be paid by Tenant ($180 per month per ton on the date hereof) but no such increase in the fee shall exceed the smallest increase imposed upon any other tenant of the Building. Landlord shall provide an area on the west penthouse mechanical roof (as shown on Exhibit A-6 hereto) for Tenant to install at Tenant's cost a 38 ton dry cooler or two 25 ton dry coolers. Tenant shall submit plans therefor to Landlord for Landlord's approval, which plans shall include all necessary structural support. Tenant may apply Tenant's Work Allowance to the cost of the dry cooler and the related installation including, without limitation, any necessary structural support and the amount so applied shall reduce on a dollar for dollar basis Tenant's Work Allowance available for Tenant's Work.

                  (e) Contractor shall be required to put out to bid all subcontracts. Tenant may (i) select subcontractors to whom invitations to bid shall be sent, said subcontractors subject to Contractor's reasonable approval and (ii) reasonably approve subcontractors selected by Contractor. All bids submitted by the subcontractors shall be shown to Tenant and unless Tenant selects another major subcontractor from among the bidders within five (5) business days after submission of the bids to Tenant, the bidder making the lowest bid for all of the work described in the scope of work incorporated in the invitation to or request for bid, shall be retained for the work. Landlord shall advise Tenant of the approximate cost of the work based upon bids received from subcontractors selected by Landlord. Tenant shall have five (5) business days to elect to revise Tenant's plans to modify or eliminate work to reduce the cost. If Tenant revises Tenant's plans, it shall resubmit them to Landlord within such five (5) business day period for approval. If Tenant does not so revise Tenant's plans within such period, Landlord shall then proceed with such work at the cost as provided in Tenant's plans as submitted and award contracts to the qualified low bidders. Any modification in Tenant's plans as approved shall be made by means of a written authorization executed by Landlord, Tenant and the Contractor or by their respective authorized representatives (hereinafter called a "Change Order"). Each Change Order shall specify the scope of the work to be performed, the cost thereof (priced as herein provided) and authorization to proceed. Any proposed modification of Tenant's plans shall be submitted by Tenant simultaneously to Landlord, any architect or engineer designated by Landlord to review the same, and Contractor. The architect shall prepare a form of Change Order for such proposed modification to each of Landlord, Tenant and Contractor who shall each have five (5) business days (running from the date each receives the proposed Change Order) to approve the same. Unless a Change Order is authorized as prescribed above, such work shall not be performed. If Tenant does not sign any Change Order, the work prescribed therein shall not be performed.

                  (f) Landlord shall contribute up to but not more than Tenant's Work Allowance to the cost of Tenant's Work. Notwithstanding anything herein set forth to the contrary, under no circumstances shall Landlord be obligated to pay more than Tenant's Work Allowance on account of any such work. Landlord shall have the right, at its election, to pay Contractor directly for any of Tenant's Work. Landlord shall pay Tenant's Work Allowance in installments as work progresses based on the percentage completed and shall be paid within twenty
(20) days after demand therefor, accompanied by Contractor's certification of the work completed and a reasonably detailed schedule of the items (and costs therefor) and invoices for the work to be paid therefrom.

                  (g) Contractor is a third party beneficiary of the terms of this Section 4.04.

            4.05. Tenant shall not be required to remove at the expiration or sooner termination of the Term any changes, additions or improvements made to the Premises, except that Landlord reserves the right to require Tenant to remove major specialty changes, additions and improvements such as internal staircases (the floor cuts for which shall also be restored), raised floors, the aforesaid dry cooler (or coolers), and the fuel tank associated with the aforesaid generator; provided that Landlord shall bear one-half (1/2) of the cost of removing the dry cooler (or coolers) and the fuel tank associated with the aforesaid generator and repairing any damage to the Complex occasioned thereby. Tenant shall not be required to remove such generator.

      5. SWING SPACE.

            5.01 (a) Landlord shall deliver possession of the Swing Space available to Tenant on or about November 1, 2004 (subject to the last sentence of this Section 5.01(a) and Section 5.02), which space Tenant shall accept in its "as is" condition on such date, provided, however, Landlord shall cause the Swing Space to be separately demised from the remainder of the space of which the Swing Space forms a part on the date hereof if Landlord permits another person or entity to occupy such remaining space. Tenant may use the Swing Space through and until the later of (i) July 31, 2005 and (ii) the date that is nine
(9) months from the date that the existing tenant of the Swing Space tenders vacant possession thereof to Landlord, at which time Tenant shall surrender possession of the Swing Space to Landlord, broom clean and in the condition it was in when possession was delivered to it, reasonable wear and tear excepted. If Landlord shall be unable to give possession of the Swing Space on November 1, 2004 because of the holding-over or retention of possession of any tenant or occupant, or for any other reason, Landlord shall not be subject to any liability for such failure; provided that Landlord shall deliver possession of the Swing Space to Tenant as soon thereafter as it is able to do so and if the existing tenant or any occupant of the Swing Space fails to surrender possession thereof to Landlord when obligated to do so, Landlord shall commence as soon as practicable proceedings to obtain possession of the Swing Space.

                  (b) Tenant shall pay use and occupancy for the Swing Space from and after date Landlord tenders possession thereof to Tenant at the rate of four hundred sixty-three thousand five hundred and no/100 ($463,500.00) dollars per annum until the work to separately demise the Swing Space (as contemplated in paragraph (a)) is substantially completed, in which event the rate from and after the date of such substantial completion shall be five hundred thousand four hundred fifty-six and no/100 ($500,456.00) per annum. Payments for use and occupancy shall be payable in equal monthly installments in advance simultaneously with the payment of Base Rent, provided that if Landlord tenders possession of the Swing Space to Tenant on any day not the first day of a month, the first installment of such use and occupancy shall be prorated for the actual number of days in such month from and including the date of tender of possession. Tenant shall reimburse Landlord for Landlord's costs for providing utilities consumed in the Swing Space during the term of its occupancy thereof, within twenty (20) days after each demand therefor. Electric consumption shall be measured by the check meter (or any replacement thereof) serving the Swing Space on the date hereof. If any space in addition to the Swing Space is serviced with electricity measured by such check meter, then the cost of such electric power consumed as measured by such check meter shall be allocated between Tenant and such other persons as shall be serviced with electric power measured by the check meter, such allocation to be made by Landlord on the basis of the ratio of the number of rentable square feet demised to Tenant to the number of square feet demised to such other persons.

                  (c) Tenant may use and occupy the Swing Space for the purposes set forth in and in compliance with the terms of Article 6 of the Lease. For the term during which Tenant may occupy the Swing Space as provided in paragraph (a) above, the Swing Space shall be deemed to be part of the Premises for all purposes under the Lease, except no Additional Rent shall be charged for such space.

            5.02 If Landlord fails to deliver possession of the Swing Space to Tenant by December 31, 2004, Landlord shall make the Swing Space Alternative available to Tenant in lieu of the Swing Space on that date and Tenant may use the Swing Space Alternative upon all of the foregoing terms of Section 5.01, except that the term for which Tenant may use the Swing Space Alternative shall expire on September 30, 2005 and the use and occupancy thereof shall be at the rate of two hundred ninety-eight thousand one hundred twenty-three and no/100 ($298,123.00) dollars per annum. If the Swing Space Alternative is made available to Tenant, all references in Section 5.01 to the Swing Space shall be deemed references to the Swing Space Alternative.

      6. RIGHT OF FIRST OFFER.

            6.01 (a) Provided that neither Tenant nor any guarantor of the Lease shall then be in default of any material obligation (including, without limitation, the payment of any money), Landlord shall at such time in 2006 and 2009 (or at such earlier time) when and if the Expansion Premises become available for leasing, offer to lease the Expansion Premises to Tenant for the remainder of the Term hereof upon all of the terms of the Lease, as it may have then been amended, except as provided in Section 6.02. Tenant shall have ten
(10) business days, time being of the essence, after such offer has been given to accept it upon all of the terms thereof (and without amendment) or reject such offer, except that Tenant may accept such offer for less than all of the Expansion Premises, provided that if the offer is accepted for less than the entire Expansion Premises, (i) the space selected by Tenant must be contiguous to the Premises and compact (i.e. with no more than three (3) walls, including any exterior walls, demising such space from the remainder of the floor), (ii) the rentable area shall be computed according to Landlord's then standard criteria, and (iii) no further Right of First Offer shall exist with respect to the remainder of the Expansion Premises. If Landlord shall not have received an unconditional written acceptance of such offer accompanied by a check for good funds for the first month's Base Rent for the Expansion Premises within such ten (10) business-day period, the offer shall conclusively be deemed to have been rejected and if such offer has been tendered prior to 2009, such rejection shall also be a waiver of the right to receive an offer in 2009. If Tenant rejects (or is deemed to have rejected) such an offer, Landlord may lease such space to any such party free of the Right of First Offer granted under this Section 6.01 on any terms that Landlord may negotiate at arm's-length (irrespective of whether such terms are more or less favorable to Landlord than the offer to Tenant) without giving rise to any claim or cause of action arising out of this Section 6.01 in favor of Tenant.

                  (b) The Expansion Premises shall be deemed available for leasing under this Section 6.01 only if (i) the existing tenant thereof shall not have exercised its right to renew the term of its lease for the Expansion Premises exercisable in the relevant year or (ii) Landlord and such tenant (or any other occupant of the Expansion Space claiming by, through or under such existing tenant) have not theretofore entered into another arrangement for such tenant or occupant's continued occupancy of the Expansion Premises, and (iii) Landlord intends to market the space to the public at large (as distinguished from Landlord or an affiliate thereof using the same for their own purposes).

                  (c) The Right of First Offer shall be personal to the named Tenant herein and may not be transferred to any other person and may be exercised only so long as Tenant is in physical occupancy of the entire Premises.

            6.02 If Tenant shall have exercised its Right of First Offer, no further documentation shall be required to effect Tenant's leasing of the Expansion Premises, which shall be upon all of the terms hereof as well as the following terms:

                  (a) The Expansion Premises shall be deemed part of the Premises for all purposes under the Lease and the term of their demise shall be coterminous with the Term.

                  (b) The Term with respect to the Expansion Premises shall commence on the tenth (10th) business day following Tenant's receipt of Landlord's notice that the Expansion Premises are available for occupancy by Tenant. Landlord shall prepare and the parties shall execute an agreement specifying the date on which the Term of the Lease with respect to the Expansion Premises shall have commenced but Tenant's failure to execute such agreement shall not affect the parties' rights and obligations with respect to the Expansion Premises.

                  (c) The Base Rent attributable to the Premises shall be increased by the products that result from multiplying (i) the rates of Base Rent per square foot set forth in Section 3.03(a) that are applicable to the dates during which the Expansion Premises form a part of the Premises by (ii) the rentable square feet of the Expansion Premises; and Building 300 Share for the Premises as increased by the Expansion Premises shall be equal to a fraction expressed as a percent (carried out to four (4) places) the numerator of which is the rentable area (in square feet) of the Premises as so increased and the denominator of which is 304,916. Notwithstanding anything heretofore set forth to the contrary, if the Term with respect to the Expansion Premises commences prior to the Extension Term Commencement Date, then for the period prior to the Extension Term Commencement Date, (i) the Base Rent shall be calculated at the rate set forth in Section 3.03(a)(1), (ii) the Base Year shall be calendar year 2006 and the Building 300 Share for such space only shall be a fraction, the numerator of which is the rentable area (in square feet) of the portion of the Expansion Premises demised and the denominator of which is 304,916.

                  (d) Landlord shall contribute up to but not more than one hundred thousand and no/ 100 ($100,000.00) dollars (calculated at $20 per each actual rentable square foot of the Expansion Premises up to five thousand (5,000) rentable square feet) to the cost of any work that Tenant may perform (subject to the terms of the Lease governing changes, additions and improvements) to renovate the Expansion Premises within the first twenty-four
(24) months following the commencement of the Term with respect to the Expansion Premises.

Notwithstanding the foregoing, up to fifteen thousand and no/100 ($15,000.00) dollars of such $100,000 may be used to pay for architects', engineers', and attorneys' fees incurred in connection with work actually performed in the Expansion Premises. Tenant shall retain Contractor to perform such work on the same basis as set forth in Section 4.04 hereof. Notwithstanding anything herein set forth to the contrary, under no circumstances shall Landlord be obligated to pay more than the lesser of (i) one hundred thousand and no/100 ($100,000.00) dollars and the product of (ii) $20 multiplied by the rentable square feet of the Expansion Premises on account of any such work. Landlord shall have the right, upon Tenant's reasonable approval, to pay Contractor directly for any of Tenant's work in and to the Expansion Premises. Landlord shall pay such amount in installments as work progresses based on the percentage completed and each payment shall be paid within twenty (20) days after demand therefor, accompanied by Contractor's certification of the work completed and a reasonably detailed schedule of the items (and costs therefor) and invoices for the work to be paid therefrom.

      7. RENEWAL OPTIONS.

            7.01 Landlord hereby grants Tenant two options to renew the Term of the Lease for up to two consecutive "Option Renewal Terms," each of five (5) years (i) commencing on October 1, 2022 and expiring on September 30, 2027 in respect of the first Option Renewal Term and (ii) commencing on October 1, 2027 and expiring on September 30, 2032 in respect of the second Option Renewal Term. Tenant may exercise each Renewal Option in any one (but for only one) of the following combinations of space to be leased during the Option Renewal Terms:
(i) the entire Premises, (ii) any one full floor of the Premises, (iii) the entire sixth (6th) and entire seventh (7th) floors but not the fifth (5th) floor premises, or (iv) the fifth (5th) floor premises and the entire sixth (6th), floor but not the seventh (7th) floor. The second Renewal Option shall pertain only to that portion of the Premises leased during the first Option Renewal Term but may be exercised, to the extent still applicable, with respect to any of the space combinations set forth in the second sentence of this Section 7.01. The Renewal Options shall be personal to the named Tenant herein and may not be transferred to any other person.

            7.02 The Renewal Options must be exercised in a writing given to Landlord in the manner set forth for notices in the Lease by June 30, 2021 in respect of the first Renewal Option and by June 30, 2026 in respect of the second Renewal Option, time being of the essence in each case. If the notice of exercise of the first Renewal Option is not timely given, then Tenant's right to renew the Term of the Lease pursuant to the second Renewal Option shall be deemed null and void, without force or effect. Notwithstanding anything herein set forth to the contrary, the exercise of each Renewal Option shall only be effective if (i) Tenant's notice of exercise of the Renewal Option is timely given, (ii) at the time of each of Tenant's notice pursuant to the first sentence of this Section 7.02, neither Tenant nor any guarantor of the Lease as hereby amended shall be in default of any material obligation (including, without limitation, the payment of any money) hereunder or under any guarantee beyond any notice, grace and cure period, (iii) upon the commencement of the relevant Option Renewal Term, neither Tenant nor any guarantor of the Lease as hereby amended shall be in default of the payment of Base Rent or Additional Rent or under any guarantee beyond any notice, grace and cure period, and (iv) both at the time of the exercise of the relevant Renewal Option and upon the commencement of the relevant Option Renewal Term, Tenant shall be in physical occupancy of the Premises as the same are to be constituted during the relevant Option Renewal Term.

            7.03 If a Renewal Option is exercised and is effective the Term of the Lease shall be extended for the relevant Option Renewal Term upon all of the terms and provisions the Lease, except as follows:

                  (a) The Base Rent shall be the Fair Market Rental Value. Landlord and Tenant shall attempt to agree upon the Fair Market Rental Value. If they are unable to do so, then either party may submit resolution of such dispute to arbitration at any time after March 1, 2022 in respect of the first Option Renewal Term and after March 1, 2027 in respect of the second Option Renewal Term in accordance with the commercial real estate arbitration rules of the American Arbitration Association at its offices in the City of Stamford, Connecticut (or the closest office in the State of Connecticut if there be no such office in Stamford). Pending the resolution of any such dispute, Tenant shall pay Base Rent during the Option Renewal Term at a rate equal to the Final Base Rent. If it is determined that the rate of Base Rent being paid by Tenant pending resolution of such dispute was less than the Fair Market Rental Value, then Tenant shall, within ten (10) days after demand, pay to Landlord the amount of the underpayment. If it is determined that the rate of Base Rent being paid by Tenant pending resolution of such dispute was more than the Fair Market Rental Value, then Landlord shall credit any such overpayment to the next installment(s) of Base Rent coming due until the amount of such overpayment has been amortized. In any such arbitration, neither party shall be bound by any offer or calculation of Fair Market Rental Value it may have made during the negotiations preceding such arbitration provided, however, that in connection with the submission of the dispute to arbitration each party shall submit its determination of Fair Market Rental Value to the other and to the arbitrators. Notwithstanding anything herein set forth to the contrary, the arbitration panel shall be instructed (and shall so be bound) to select only whichever of Landlord's or Tenant's determination of the Fair Market Rental Value submitted to such panel represents or more closely approximates the Fair Market Rental Value.

                  (b) "Base Year" as used with respect to the Option Renewal Terms shall mean the twelve (12) months commencing on October 1, 2022 and ending on September 30, 2023 in respect of the first Option Renewal Term and the twelve
(12) months commencing on October 1, 2027 and ending on September 30, 2028 in respect of the second Option Renewal Term. If a Renewal Option is exercised with respect to only a part of the Premises, then Building 300 Share shall be computed by dividing (i) the rentable square feet within the portion of the Premises for which such Renewal Option was exercised (as determined by Landlord's then standard criteria for computing rentable square feet) by (ii) the number of rentable square feet within Building 300 (as determined by Landlord's then standard criteria for computing rentable square feet).

                  (c) Landlord shall have no obligation to make any contribution towards any renovation of the Premises or provide any rent-free period of occupancy and Tenant shall accept possession of the Premises in their "as is" condition on the relevant Option Renewal Term commencement date.

                  (d) All rent shall commence as of the commencement date of the relevant Option Renewal Term.

                  (e) Upon the expiration of the final Option Renewal Term for which a Renewal Option was exercised, Tenant shall not have any right to continue to lease or occupy the Premises or any portion thereof and there shall be no further Renewal Option.

            7.04 Any guarantee of Tenant's obligations hereunder shall automatically apply to each Option Renewal Term.

      8. PARKING.

            Notwithstanding anything to the contrary in Section 1.1(s) and
Section 26.20 of the Lease, Landlord shall provide Tenant with the number of Parking Passes as specified in said Section 1.1 (s) included among which Tenant shall be entitled to a total of twenty-five (25) reserved parking spaces as designated on Exhibit D hereto.


      9. BUILDING 300 SERVICE HOURS AND ACCESS.

            9.01 Landlord shall provide Tenant with ventilation, air-conditioning, or heating at times other than its Building Business Hours at Landlord's then established rates ($150 per hour on the date hereof), inclusive of engineers' fees, in the Complex for after-hours service, payable by Tenant as additional rent when billed, provided that Tenant shall give notice prior to 1:00 P.M. in the case of after-hours service on business days and prior to 3:00 P.M. on Fridays in the case of after-hours service on Saturdays and Sundays (or 3:00 P.M. on the preceding business day, in the case of holidays). Tenant agrees that Landlord's failure to operate such system in the absence of such notice and payment shall not be deemed a partial or other eviction, or disturbance of Tenant's use, enjoyment, or possession of the demised premises, and shall not render Landlord liable for damages, by abatement of rent or otherwise, and Tenant shall not be relieved from any obligation under the Lease.

            9.02 Landlord shall provide necessary elevator facilities including reasonable freight elevator service, on business days from 7:00 A.M. to 6:00 P.M. and shall have at least one (1) elevator available at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Landlord shall provide Tenant with after-hours freight elevator service at Landlord's then established rates in the Building for same and pursuant to Landlord's rules and regulations from time to time adopted; provided, however, that Landlord shall only impose such a charge for after-hours freight elevator service when it deems it necessary to have an engineer, starter or other personnel on duty to operate such elevator or to take precautions to prevent physical damage to the elevator or any portion of Building 300 from Tenant's use of such elevator. Notwithstanding the foregoing, Landlord shall not discriminate against Tenant when imposing any such charge or impose any charge not generally being imposed on other tenants of Building 300. As per Building 300 systems, Building 300 entrance doors are equipped with electromagnets that maintain the doors in a locked condition. Tenant shall be issued cards to enter the Building during times the Building is normally locked.

            9.03 Subject to Landlord's scheduling practices (applied in a non-discriminatory fashion), Tenant may have use of Building 300 loading dock during Building Business Hours at no additional cost and at times other than Building Business Hours, after reasonable notice to Landlord, at Landlord's costs for opening and manning the loading dock and providing safe access to the Premises.

            9.04 Annexed hereto as Exhibit E is a diagram of the locations of the equipment comprising Building 300's life safety system.

            9.05 Landlord shall notify Tenant promptly after Landlord learns of any disruption to the Building 300's electrical supply.


      10. SUBORDINATION AND NON-DISTURBANCE.

            10.01. Landlord shall procure from the holders of each mortgage encumbering Building 300 as of the date hereof a subordination, non-disturbance and attornment agreement substantially in the form annexed hereto as Exhibit F.

            10.02. Landlord shall procure from the holders of each mortgage encumbering Building 300 subsequent to the date hereof, a subordination, non-disturbance and attornment agreement reasonably satisfactory to Tenant applying commercially reasonable criteria, it being agreed, however, that a subordination, non-disturbance and attornment agreement substantially in the form annexed hereto as Exhibit F or any other form previously accepted by Tenant shall be satisfactory to Tenant. If Landlord is unable to provide such a subordination, non-disturbance and attornment agreement from the holder of any subsequent mortgage encumbering Building 300, the sole consequence thereof shall be that the Lease shall not be subordinate to the relevant mortgage.

            10.03 In the event of a termination of the Master Lease, provided that Tenant is not in default of any obligation on its part to be performed hereunder, FFS under the Master Lease shall not disturb Tenant's possession of the Premises pursuant to the Lease, and Tenant shall attorn to FFS and perform for the benefit of FFS and FSP all the terms, covenants and conditions of the Lease on the Tenant's part to be performed with the same force and effect as if FFS and FSP were together the Landlord originally named in the Lease. The provisions of this Section 10.03 shall be self-operative without the need for further documentation; provided, however, that Tenant shall execute such agreements and instruments (including, without limitation, a new lease upon the executory terms of the Lease) as FSP and FFS or either of them may request, to confirm or further effect such non-disturbance and attornment. FFS is executing this Third Amended and Modified Office Lease Agreement solely for the purpose of being bound by this Section 10.03.

      11. MISCELLANEOUS

            11.01 Landlord shall not charge Tenant a fee for reviewing any plan submitted by Tenant to Landlord in connection with any changes, additions and improvements sought to be made by Tenant to the Premises; provided, however, that Tenant shall reimburse Landlord for Landlord's out of pocket expenses to have an engineer, architect, or other professional consultant not affiliated with Landlord review such plans.

            11.02 Landlord shall not provide to any entity listed on Exhibit G (direct competitors of Tenant) identification signage within Building 300 the square foot area of which exceeds the square foot area of identification signage provided by Landlord to Tenant within Building 300 for so long as any such competitor leases equal or less rentable area than Tenant is then occupying in Building 300.

            11.03 Landlord shall provide cleaning to the Premises in accordance with the specifications set forth in Exhibit D to the Lease, except Landlord shall also clean all sixth (6th) and seventh (7th) floor lavatories (as exist on the date hereof) as prescribed in Section 1.3(b) of the Lease.

            11.04 Wherever in the Lease Tenant is obligated to maintain insurance, Tenant may self-insure for the risks to be covered by such insurance for so long as Tenant satisfies the conditions of Section 11.2 of the Lease with respect to insurance coverage not in excess of one million and no/100 ($1,000,000.00) dollars and as to insurance in excess of one million and no/100 ($1,000,000.00) dollars and for such risks that Tenant elects not to self-insure, such insurance shall be underwritten with an underwriter having an A.M. Best's rating of at least A:X.

            11.05 Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of the Lease by either party to the other shall be in writing. All notices and other communications (other than rent bills) required to be given under the Lease shall be in writing, signed by the party serving the notice or other communication, and sent by registered or certified United States mail, return receipt requested, or reputable overnight courier service, or by hand delivery against a receipt, to the address of the party to whom given as set forth below or to such other address as either party may designate in writing in the manner herein prescribed. All such notices and other communication shall be deemed effective upon receipt. Addresses to which notices shall be sent are, as follows:

      To Landlord:

      c/o W&M Properties of Connecticut, Inc.
      Metro Center
      One Station Place
      Stamford, Connecticut 06902
      Attention: Jeffrey H. Newman, Executive Vice President


      with a copy to:

      Wien & Malkin LLP
      60 East 42nd Street New York, New York 10165
      Attention: Jack K. Feirman, Esq.

      To Tenant:

      Odyssey America Reinsurance Corporation 300
      First Stamford Place
      Stamford, Connecticut 06902
      Attention: Patricia Robinson, Vice President

      With a copy at the same time and in the same manner to:

      Odyssey America Reinsurance Corporation
      300 First Stamford Place
      Stamford, Connecticut 06902
      Attention: Donald L. Smith, General Counsel

            11.06 Simultaneously with the execution of this Third Amended and Modified Office Lease Agreement, Tenant is delivering to Landlord a guarantee of the Lease made for the benefit of Landlord, its successors and assigns, by Guarantor, which guarantee is in the form annexed hereto as Exhibit H.

            11.07 Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Third Amended and Modified Office Lease Agreement other than the Brokers. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers with whom Tenant has dealt in connection with this Third Amended and Modified Office Lease Agreement. Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Third Amended and Modified Office Lease Agreement other than the Brokers. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone with whom Landlord has dealt in connection with this Third Amended and Modified Office Lease Agreement. Landlord agrees to pay any commission or fee owing to Brokers. Landlord and Tenant shall indemnify and hold the holders of the fee mortgages encumbering the Complex on the date hereof harmless from and against any claims for fees and commissions from persons with whom Landlord and Tenant have dealt in connection with this Third Amended and Modified Office Lease Agreement.

            11.08 Tenant represents and warrants that (i) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the Unites States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited and (ii) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any to anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

            11.09 The following provisions of the Current Odyssey Lease are of no force or effect: Articles 31, 33, 34, and Exhibit B.

            11.10 Landlord and Tenant each represent to the other that neither of them is, to the best of each party's knowledge, in default of any obligation to be performed under the Current Odyssey Lease and that no defense, counterclaim or right of set-off exists to the payment of rent thereunder.

            11.11 This Third Amended and Modified Office Lease Agreement constitutes the sole agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes any prior agreement between them whether written or oral.

            11.12 This Third Amended and Modified Office Lease Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to conflicts of laws principles.

            11.13. If there shall exist any conflict or ambiguity between any term of this Third Amendment to Office lease Agreement and any term of the Current Odyssey Lease, the term of this Third Amendment to Office Lease Agreement shall control.

            11.14 This Third Amended and Modified Office Lease Agreement may not be terminated or modified orally.

            11.15 This Third Amended and Modified Office Lease Agreement may be executed in two or more counterparts, which together shall constitute one integrated document binding upon Landlord and Tenant.

            11.16 The existence herein of article and section headings or captions is for convenience only and no such headings or captions will be used for the purposes of interpreting or construing the meaning of any term or provision hereof.

            11.17 This Third Amended and Modified Office Lease Agreement shall be binding upon, and be enforceable against the Tenant and the Tenant's successors and assigns and shall inure to the benefit of Landlord, its successors and assigns.

            11.18 FFS and FSP represent and warrant that they own the fee simple to the Complex. FFS represents and warrants that Merrifield First Stamford is not in default of the Master Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amended and Modified Office Lease Agreement be executed and delivered as of the day and year first above set forth.

      Signed, Sealed and Delivered FIRST STAMFORD PLACE L.L.C.

in the Presence of:                     MERRIFIELD FIRST STAMFORD L.L.C.

                                        By: W&M Properties of Connecticut, Inc.,
                                            as Agent
      /s/                               By: /s/ Jeffrey H. Newman
          ---------------------          Title: Executive Vice President


                                        Agreed to for the purpose of being bound by the terms of Section 10.03 of the aforesaid Third Amended and Modified Office Lease Agreement

                                        FAIRFAX FIRST STAMFORD L.L.C.
                                        By: W&M Properties of Connecticut, Inc.,
                                            as Agent
      /s/                               By: /s/ Jeffrey H. Newman
          ---------------------         Title: Executive Vice President



      /s/ Melissa A. Victor             ODYSSEY AMERICA REINSURANCE CORPORATION,
      (as to Tenant)
      Melissa A. Victor
                                        By: /s/ Donald L. Smith
                                        Name:  Donald L. Smith
                                        Title: Senior Vice President


                                        Agreed to for the purpose of being bound by the terms of Section 2.02 of the aforesaid Third Amended and Modified Office Lease Agreement

                                        TIG INSURANCE COMPANY

                                        By: /s/ Scott Donovan
                                        Name: Scott Donovan
                                        Title: President

STATE OF CONNECTICUT       )ss:
COUNTY OF FAIRFIELD        )

On this 27th day of September, 2004, before me, personally appeared Jeffrey H. Newman, who acknowledged himself to be Executive Vice President of W&M Properties of Connecticut, Inc., a Connecticut corporation which is the agent for First Stamford Place L.L.C., Merrifield Fast Stamford L.L.C. and Fairfax First Stamford L.L.C. and that he being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself on behalf of said corporation as Executive Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official. seal

/s/ Kathleen A. Caracappa
Notary Public
KATHLEEN A. CARACAPPA
NOTARY PUBLIC
My Commission Expires August 31, 2008

STATE OF CONNECTICUT       )ss:
COUNTY OF FAIRFIELD        )

On this 23rd day of September, 2004, before me, personally appeared Donald L. Smith, who acknowledged himself to be Senior Vice President of Odyssey America Reinsurance Corporation, a Delaware corporation and that he being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself on behalf of said corporation as Senior VP.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

PENELOPE N. CIASTON
NOTARY PUBLIC
My Commission Expires June 30, 2005
/s/ Penelope N. Ciaston
Notary Public




STATE OF TEXAS    )ss:
COUNTY OF DALLAS  )

On this 22nd day of September, 2004, before me, personally appeared Scott Donovan, who acknowledged himself to be President of TIG Insurance Company, a California corporation and that he being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself on behalf of said corporation as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Valerie Lipscomb
Notary Public
VALERIE LIPSCOMB
MY COMMISSION EXPIRES
August 2, 2008

                                   GUARANTEE

      GUARANTEE made this 13th day of September, 2004, by ODYSSEY RE HOLDINGS CORP. (hereinafter referred to as the "Guarantor"), an Ontario corporation with an office at 300 First Stamford Place, Stamford, CT 06902.

                                   WITNESSETH:

      First Stamford Place L.L.C., and Merrifield First Stamford L.L.C., (hereinafter collectively referred to as the "Landlord") and Odyssey America Reinsurance Corporation (hereinafter referred to as the "Tenant") entered into that certain Third Amended and Modified Office Lease Agreement, dated as of September 13, 2004 which amended that certain Office Lease Agreement dated as of December 2, 1996 and amended by 1st Amendment of Office Lease dated June 6, 1997 and Second Amendment of Office Lease Agreement dated October 29, 1999, each between Landlord's predecessor in interest, First Stamford Place Company, and Tenant's predecessor in interest, TIG Insurance Company (hereinafter collectively referred to as the "Lease"). As an inducement to Landlord's agreeing to enter into such Third Amended and Modified Office Lease Agreement Lease, the Guarantor agreed to execute this Guarantee of the Lease.

      NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration receipt of which is hereby acknowledged by the Guarantor, the Guarantor covenants, agrees, represents and warrants to Landlord as follows:

      1.    DEFINITIONS.

            1.1 TERMS. As used in this Guarantee, the words include and including will be read as "including, without limitation." As used in this Guarantee, words such as "hereby," "herein," "hereinafter," "hereof," hereto" and "hereunder" are to be read as referring to this Guarantee as a whole and not merely the clause, sentence, paragraph, section or article in which such word appears. As used in this Guarantee, words such as "control," and "controlled" have the meanings ascribed to them under the Securities Act of 1933, as amended, and the rules promulgated pursuant thereto.

            1.2 NUMBER AND GENDER. Whenever and wherever herein the singular number is used, this will also include the plural, and vice versa as the context may require. The use of the masculine or neuter form of any third person pronoun includes, as the case may be, the masculine, feminine or neuter genders as well.

      2. REPRESENTATIONS AND WARRANTIES.

            2.1 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. The Guarantor represents and warrants to Landlord, that:

                  (a) The Guarantor has power to enter into and perform this Guarantee.

                  (b) Neither this Guarantee nor the execution, delivery and performance hereof shall violate any statute, ordinance, regulation, court order or decree or order or decree of any other governmental authority or agency or any other agreement to which the Guarantor is subject.

                  (c) The Guarantor is not and by the execution and delivery hereof shall not then become insolvent as defined under Section 101(32) of the United States Bankruptcy Code (11 U.S.C. Section 101(32)) nor under any other foreign bankruptcy or insolvency law.

                  (d) This Guarantee constitutes a valid and binding obligation of the Guarantor and is enforceable in accordance with its terms.

                  (e) No governmental approvals or consents are required to be obtained to authorize the execution, delivery or performance of the Guarantor's obligations pursuant to this Guarantee.

                  (f) The Guarantor is the ultimate beneficial owner of the outstanding and issued capital stock of Tenant, or controls Tenant, and will receive a direct or indirect benefit from Tenant's entering into the Lease.

                  (g) The Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial position and condition of Tenant and the Guarantor assumes full responsibility for keeping itself apprised and fully informed of such financial matters in the future and is not relying on obtaining any information respecting the financial position or condition of Tenant from Landlord or for obtaining from Landlord any information regarding Tenant's status (or the status of Tenant's account) under the Lease.

                  (h) This Guarantee is being given to Landlord to induce it to enter into the Lease.


            2.2 MATERIALITY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Guarantor herein is deemed to be material to inducing Landlord to enter into the Lease and to perform Landlord's obligations thereunder. The Guarantor acknowledges that Landlord by virtue of entering into the Lease and performing its obligations thereunder has acted and changed its position and shall hereafter act and changed its position in reliance of this Guarantee and the Guarantor's representations and warranties made herein.


      3. GUARANTEE OF TENANT'S OBLIGATIONS.

            3.1 OBLIGATIONS GUARANTEED. (a) The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Landlord the full and timely payment when due of all base rent, additional rent and other payments due to Landlord pursuant to the Lease.

                  (b) Without limiting the Guarantor's obligations pursuant to paragraph (a) of this Section 3.1, the Guarantor further irrevocably, absolutely and unconditionally guarantees to Landlord the full and timely performance of all of Tenant's other obligations under the Lease.

                  (c) Each and every default in the payment of any of the fixed annual rent, additional rent or other payments due under the Lease or in the performance of any other obligation on Tenant's part to be performed pursuant to the Lease shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

                  (d) The Landlord may enforce all or any of its rights and remedies hereunder without having first to initiate, pursue or exhaust any remedies under the Lease against Tenant and without having first to apply any security deposit under the Lease.

            3.2 GUARANTY UNCONDITIONAL, IRREVOCABLE, ABSOLUTE AND CONTINUING. The obligations of the Guarantor under this Guarantee shall be unconditional, irrevocable and absolute and shall continue and remain in full force and effect until all of Tenant's obligations under the Lease, including the payment of all fixed annual rent, additional rent and other payments due under the Lease have been satisfied in their entirety and all other sums due to Landlord pursuant to this Guarantee have been paid in full.

            3.3 CONTINUED VALIDITY OF THIS GUARANTEE. To the fullest extent permitted by law, the obligations of the Guarantor hereunder shall be valid and enforceable under all circumstances whatsoever and in furtherance but not in limitation thereof, shall not be affected, modified, released, or impaired by any state of facts or the happening from time to time of any event, including any one or more of the following whether or not with notice to or the consent of the Guarantor:

                  (a) The unenforceability of, or any defect in the Lease.

                  (b) Any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce the rent under, amend or otherwise affect the Lease.

                  (c) The compromise, settlement, release, extension, indulgence, change, modification, amendment (including any increase in rent, the addition of any space to the premises demised under the Lease as of the date of this Guarantee, or extension of the term thereof) of any or all of the obligations, covenants or agreements of Tenant pursuant to the Lease, provided that if Tenant is no longer an affiliate of Guarantor, then Guarantor's liability under this Guarantee as a result of any event described in this paragraph shall be limited to its obligations according to the tenor of the Lease as of the date when Tenant ceased to be an affiliate of Guarantor.

                  (d) The failure to give notice to the Guarantor of the occurrence of any default under the terms and provisions of the Lease; provided, however, that under no circumstances shall Landlord be obligated to apprise the Guarantor of any change in the financial condition or position of any tenant under the Lease.

                  (e) The actual or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee.

                  (f) The waiver of the payment, performance or observance by Tenant of any of the obligations, conditions, covenants or agreements or any or all of them contained in the Lease, including the obligation to pay fixed annual rent, additional rent or any other sum due under the Lease.

                  (g) The receipt and acceptance by Landlord of any sum on account of fixed annual rent, additional rent or other payments due under the Lease irrespective of any dispute that may then be or theretofore had been ensuing between Landlord and Tenant.

                  (h) The extension of the time for payment of any fixed annual rent, additional rent or other payments due under the Lease.

                  (i) Any failure, omission, delay or lack of action on the part of Landlord or any other person to enforce, assert or exercise any right, power or remedy conferred upon it under the Lease.

                  (j) The voluntary commencement or the existence of an involuntary case or proceeding under the United States Bankruptcy Code, any Canadian or provincial or any other state or foreign bankruptcy, insolvency or similar statute affecting Tenant; the liquidation or dissolution of Tenant; the marshaling of assets and liabilities; any receivership, insolvency, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of debts in respect of Tenant in its capacity as a debtor or obligor; or other similar events or proceedings affecting Tenant or any allegation or contest of the validity of this Guarantee or the Lease in any such proceeding; it being specifically understood, consented and agreed to that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such events and proceedings had not been instituted; and it is the intent and purpose of this Guarantee that the Guarantor shall and does hereby waive all rights and benefits which might accrue to the Guarantor by reason of any such proceedings.

                  (k) Any impairment, whether by negligence or otherwise, of (a) any rights of subrogation of the Guarantor which may be found to exist or (b) any security deposited under the Lease.

                  (1) The release, substitution or replacement, whether or not in accordance with the terms of the Lease, of any property subject thereto or any re-delivery, repossession, surrender or destruction of any such property, in whole or in part.

                  (m) Any failure of Landlord to mitigate damages resulting from any default by Tenant under the Lease or the termination thereof.

                  (n) The lawful termination of the Lease by act of Landlord due to a default thereunder by Tenant or by operation of law or the exercise of any other right or remedy under the Lease by Landlord.

                  (o) Any modification of the Lease including any increase in the rent, extension of the term, the addition of any space to the premises demised under the Lease as of the date of this Guarantee or other change, in each such case whether or not the Guarantor shall have assented to any such assignment, modification or subletting or received notice thereof.

                  (p) The assignment of the Lease by Tenant or any direct or indirect successor to Tenant under the Lease and any subsequent modification of the Lease and/or the subletting of all or a portion of the demised premises, in each such case whether or not the Guarantor shall have assented to any such assignment, modification or subletting or received notice thereof.

                  (q) The exercise of any option to renew the term of the Lease or increase the size of the premises demised under the Lease

            If Guarantor is no longer a proximate or remote affiliate of Tenant, Landlord shall give notice to Guarantor of any default by Tenant under the Lease at the same time notice is given to Tenant of the same, provided that Landlord shall have been given notice that Guarantor is no longer a proximate or remote affiliate of Tenant. If Guarantor is no longer a proximate or remote affiliate of Tenant, Guarantor shall give notice to Landlord of such fact.

            3.4 WAIVER OF NOTICE OF ACCEPTANCE. The Guarantor hereby expressly waives notice from Landlord of its acceptance and reliance on this Guarantee. This Guarantee shall become effective immediately upon delivery of an executed counterpart hereof to Landlord.

      4. WAIVER OF TRIAL BY JURY.

            WAIVER OF TRIAL BY JURY. THE GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION BETWEEN THE LANDLORD AND THE GUARANTOR OR AMONG THE LANDLORD, THE TENANT AND THE GUARANTOR IN RESPECT OF ANY MATTER ARISING OUT OF THIS GUARANTEE OR OUT OF THE LEASE.

      5. MISCELLANEOUS PROVISIONS

            5.1 PREFERENCES, ETC. If after receipt of any payment hereunder applied (or intended to be applied) to the payment of, all or any part of any sums guaranteed hereunder, Landlord is compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set off or a diversion of trust funds, then the obligations or part thereof intended to be satisfied shall be reinstated and continue and this Guarantee shall continue in full force as if such payment or proceeds had not been received by Landlord, notwithstanding any revocation thereof or the cancellation of the Lease, any note or other instrument evidencing any obligation of Tenant or otherwise; and the Guarantor shall be liable to pay to Landlord, and hereby does indemnify Landlord and hold Landlord harmless for, the amount of such payment or proceeds so surrendered and all expenses (including all reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by Landlord in the defense of any claim made against Landlord that any payment or proceeds received by Landlord in respect of all or any part of such sums guaranteed hereunder must be surrendered, unless Tenant pays to Landlord the amount which Landlord is compelled to surrender and such payment is not similarly subject to being avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set off or a diversion of trust funds and Landlord is not compelled to surrender the amount of Tenant's payment. The provisions of this Section 5.1 shall survive the termination of this Guarantee, and any satisfaction and discharge of Tenant by virtue of any payment, court order or any federal or state law.

            5.2 EXPENSES. The prevailing party in any action under this Guarantee shall pay all reasonable costs, fees, commissions and expenses (including, without limitation, all reasonable attorneys' fees and disbursements) which may be incurred by the other in enforcing or attempting to enforce this Guarantee.

            5.3 REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy given under this Guarantee or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

            5.4 NO ORAL AMENDMENT OR TERMINATION. Any failure of Landlord to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Landlord or any holder may accept partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Guarantee nor consent to any departure by any Guarantor therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Landlord, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Guarantee cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

            5.5 SEVERABILITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections of this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.

            5.6 APPLICABLE LAW. This Guarantee shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to conflicts of laws principles.

            5.7 WAIVER OF CERTAIN DEFENSES AND CLAIMS. THE GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIMS OF LACHES OR SET OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO BE SUBROGATED TO THE RIGHTS OF THE LANDLORD AGAINST THE TENANT IF THE GUARANTOR SHALL PAY ANY FIXED ANNUAL RENT, ADDITIONAL RENT OR OTHER SUM TO THE LANDLORD OR PERFORM ANY OTHER OBLIGATION OF THE TENANT PURSUANT TO THE LEASE, UNTIL LANDLORD IS PAID ALL OBLIGATIONS DUE IT UNDER THE LEASE.

            5.8 CONSENT TO JURISDICTION. The Guarantor irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Guarantee shall be brought in the courts of record of the State of Connecticut, Fairfield County or the courts of the United States, District of Connecticut and that such courts shall have in personam jurisdiction of the Guarantor in any such suit, action or other legal proceeding; (b) consents to the jurisdiction of the such court in any such suit, action or other legal proceeding.

            5.9 AGENT. The Guarantor hereby irrevocably appoints Donald L. Smith as agent for service of process and all other papers in connection with any legal action or proceeding arising out of this Guarantee to be commenced or prosecuted by Landlord.

            5.10 NOTICES. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Guarantee, or by any law or governmental regulation, by either party to the other, shall be in writing. All notices and other communications (other than Rent bills) required to be given under this Lease shall be in writing, signed by the party serving the notice or other communication, and sent by registered or certified United States mail, return receipt requested, or reputable overnight courier service, or by hand delivery against a receipt, to the address of the party to whom given as set forth below or to such other address as either party may designate in writing in the manner herein prescribed. All such notices and other communication shall be deemed effective upon receipt. Addresses to which notices shall be sent are, as follows:

            To Landlord:

            c/o W&M Properties of Connecticut, Inc. Metro Center
            One Station Place
            Stamford, Connecticut 06902
            Attention: Jeffrey H. Newman, Executive Vice President with a copy to:

            Wien & Malkin LLP
            60 East 42nd Street
            New York, New York 10165
            Attention: Jack K. Feirman, Esq.


            To the Guarantor:

            Odyssey Re Holdings Corp.
            c/o Odyssey America Reinsurance Corporation
            300 First Stamford Place
            Stamford, Connecticut 06902
            Attention: Donald L. Smith, General Counsel

            With a copy at the same time and in the same manner to:

            Ms. Patricia Robinson
            Odyssey America Reinsurance Corporation
            300 First Stamford Place
            Stamford, Connecticut 06902

            5.11 SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon, and be enforceable against the Guarantor and the Guarantor's heirs and legal representatives, successors and assigns and shall inure to the benefit of Landlord, its successors or assigns.

            5.12 HEADINGS AND CAPTIONS. The existence herein of article and section headings or captions is for convenience only and no such headings or captions will be used for the purposes of interpreting or construing the meaning of any term or provision hereof.

            5.13 ENTIRE AGREEMENT. This Guarantee sets forth the entire agreement and obligations of the Guarantor to Landlord and supersedes any and all other understandings (whether oral or written) between them.


            IN WITNESS WHEREOF, the Guarantor has executed this Guarantee as of the date first above written.

                                       ODYSSEY RE HOLDINGS CORP.

                                       By:  /s/ Donald L. Smith
                                            -------------------
                                       Name:  Donald L. Smith
                                       Title:  General Counsel



STATE OF CONNECTICUT                        )

                                              ss:

COUNTY OF FAIRFIELD                         )


            On this 23rd day of September, 2004, before me, personally appeared Donald L. Smith, who acknowledged himself to be Senior VP of Odyssey Re Holdings Corp., an Ontario corporation and that he being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself on behalf of said corporation as Senior VP.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


            /s/ Penelope N. Ciaston

            Notary Public

            PENELOPE N. CIASTON
              NOTARY PUBLIC
            MY COMMISSION EXPIRES JUNE 30, 2005